Exhibit 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Procyon Corporation 1998 Omnibus Stock Option Plan of our report dated September 5, 2001 with respect to the consolidated financial statements and selected per share data and ratios of Procyon Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.



                                              /s/ GIUNTA, FERLITA & WALSH, P.A.
                                              ---------------------------------
                                              GIUNTA, FERLITA & WALSH, P.A.